     As filed with the Securities and Exchange Commission on April 11, 2003
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            LNR PROPERTY CORPORATION
             (Exact name of registrants as specified in its charter)

      DELAWARE                                                65-0777234
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1601 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                                 (305) 695-5500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  -------------

                             Jeffrey P. Krasnoff
                                  President
                                     and
                           Chief Executive Officer
                           LNR Property Corporation
                            1601 Washington Avenue
                          Miami Beach, Florida 33139
                                (305) 695-5500
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  -------------

                                   COPIES TO:
                            DAVID W. BERNSTEIN, ESQ.
                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                  -------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED
                                                                    MAXIMUM
                                                                   OFFERING      PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE        PRICE           AGGREGATE          AMOUNT OF
              TO BE REGISTERED                    REGISTERED       PER UNIT       OFFERING PRICE     REGISTRATION FEE
              ----------------                    ----------       --------       --------------     ----------------
Common Stock, Preferred Stock,
Depositary Shares, Debt Securities,
Warrants (1) and Guarantees..........                (2)              (2)          $500,000,000          $40,450
                                                  ==========       ========       ==============     ================

(1) Includes shares of Common Stock that may be issued upon conversion of Preferred Stock or Debt Securities, or exercise of Warrants, which are being registered.

(2)   Not applicable, as provided in General Instruction D to Form S-3.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 11, 2003

PROSPECTUS

                            LNR PROPERTY CORPORATION

                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                 DEBT SECURITIES
                                    WARRANTS
                                 AND GUARANTEES

      We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an aggregate initial offering price that will not exceed $500,000,000. We may also issue guarantees of the obligations of our subsidiaries or others under securities they issue. We will determine when we sell securities the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

      We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

      In each prospectus supplement we will include the following information:

      - The names of the underwriters or agents, if any, through which we will sell the securities;

      - The proposed amounts of securities, if any, which the underwriters will purchase;

      -     The compensation, if any, of those underwriters or agents;

      -     The initial public offering price of the securities;

      - Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

      - Any other material information about the offering and sale of the securities.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 April 11, 2003

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
FORWARD-LOOKING INFORMATION...............................................     2

THE COMPANY...............................................................     3

USE OF PROCEEDS...........................................................     3

RATIO OF EARNINGS TO FIXED CHARGES........................................     4

DESCRIPTION OF DEBT SECURITIES............................................     4

DESCRIPTION OF WARRANTS...................................................     8

DESCRIPTION OF COMMON STOCK AND PREFERRED SECURITIES......................     8

DESCRIPTION OF DEPOSITARY SHARES..........................................    10

DESCRIPTION OF GUARANTEES.................................................    11

LEGAL MATTERS.............................................................    11

EXPERTS...................................................................    11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    12

INFORMATION WE FILE.......................................................    12


                           FORWARD-LOOKING INFORMATION

      Some of the statements in this prospectus are "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Generally, the words "believe," "expect," "intend," "anticipate," "will," "may" and similar expressions identify forward looking statements. Forward looking statements inherently involve risks and uncertainties. The factors, among others, that could cause actual results to differ materially from those anticipated by the forward looking statements in this prospectus include but are not limited to: (a) changes in demand for commercial real estate nationally, in areas in which we own properties, or in areas in which properties securing mortgages directly or indirectly owned by us are located, (b) international, national or regional business conditions which affect the ability of mortgage obligors to pay principal or interest when it is due, (c) the cyclical nature of the commercial real estate business, (d) changes in interest rates (e) changes in the market for various types of real estate based securities, (f) changes in the availability of capital or the terms on which it is available, (g) changes in the availability of qualified personnel, and (h) changes in government regulations, including, without limitation, environmental regulations.

                                   THE COMPANY

       We are a real estate investment, finance and management company. We structure and make real estate and real estate related investments and, through our expertise in developing and managing properties and working out under performing and non-performing commercial loans, we seek to enhance the value of those investments. We and our predecessor have been engaged in the development, ownership and management of commercial and multi-family residential properties since 1969.

      Our real estate investment activities primarily consist of:

      - Acquiring, developing, repositioning, managing, and selling commercial and multi-family residential real estate;

      - Investing in high-yielding real estate loans and acquiring at a discount portfolios of loans backed by commercial or multi-family residential real estate; and

      - Investing in unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS") as to which we have the right to be special servicer (i.e., to oversee workouts of underperforming and non-performing loans).

      We adjust our investment focus from time to time to adapt to changes in markets and phases of the real estate cycle.

      Lennar Corporation ("Lennar"), one of the nation's largest homebuilders, began developing, owning and managing commercial and multi-family residential real estate in 1969. In June 1997, Lennar formed our company to separate Lennar's real estate investment, finance and management business from its homebuilding business. On October 31, 1997, Lennar distributed our stock to Lennar's stockholders in a tax-free spin-off. We treat activities conducted by Lennar, as our predecessor, of the type we currently conduct as our own historical activities.

                                 USE OF PROCEEDS

      Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for acquisitions or for other general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                       Years Ended November 30,
                                                      ---------------------------------------------------------
                                                      2002         2001        2000         1999           1998
                                                      ----         ----        ----         ----           ----
Ratio of earnings to fixed charges(1)                 3.3x         2.7x        2.2x         2.2x           2.9x

----------
(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness related to continuing operations, including amortization of original issue discount, (we did not have any material capitalized lease obligations during the periods presented).

      There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

      We will issue the debt securities under an indenture dated as of January 25, 1999 with US Bank Trust National Association, as successor trustee, as it may be modified and amended from time to time, and which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. The indenture was filed as an exhibit to Registration Statement File No. 333-67929. Also, you may inspect it at the office of the trustee.

GENERAL

      The debt securities will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

      - the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

      - any limit upon the aggregate principal amount of the particular debt securities which we may issue;

      - the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

      - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

      - the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

      - the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

      - any provisions regarding our right to prepay the debt securities or of holders to require us to prepay the debt securities;

      - the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

      - any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

      - any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

      - the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

      - any special or modified events of default or covenants with respect to the debt securities; and

      -     any other material terms of the debt securities.

      The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities may contain provisions of that type.

      We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

      If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

FORM OF DEBT SECURITIES

      We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

      We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

      An event of default with respect to each series of debt securities will include:

      - our default in payment of the principal of or premium, if any, on any debt securities of that series;

      - our default for a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest, if any, on any debt securities of that series;

      - our default for a period specified in the supplemental indenture after notice in the observance or performance of any other covenants in the indenture; and

      - certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

      The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

      The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the debt securities of that series which are then outstanding.

      The holders of a majority in outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

      A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

MODIFICATION OF THE INDENTURE

      We and the trustee may:

      - without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

      - with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

      - with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

      However, we may not:

      - extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

      - reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

MERGERS AND OTHER TRANSACTIONS

      We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (i) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and
(ii) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

CONCERNING THE TRUSTEE

      US Bank Trust National Association, the successor trustee under the indenture, provides, and may continue to provide, loans and banking services to us in the ordinary course of its business.

GOVERNING LAW

      The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.

                             DESCRIPTION OF WARRANTS

      Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

      - the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

      - the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

      -     the period during which the warrants may be exercised;

      - any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

      - the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

      -     any other material terms of the warrants.


              DESCRIPTION OF COMMON STOCK AND PREFERRED SECURITIES

      Our authorized capital stock consists of 150,000,000 shares of common stock, $0.10 par value, 40,000,000 shares of class B common stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. At November 30, 2002, 23,188,827 shares of common stock, 9,783,768 shares of class B common stock and no shares of preferred stock were outstanding. Between December 1, 2002 and April 8, 2003, we repurchased 4,354,005 shares of our common stock.

PREFERRED STOCK

      We may issue preferred stock in series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

      -     the title of the series;

      - any limit upon the number of shares of the series which may be issued;

      - the preference, if any, to which holders of the series will be entitled upon our liquidation;

      - the date or dates on which we will be required or permitted to redeem shares of the series;

      - the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

      -     the voting rights of the holders of the preferred stock;

      - the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

      - the right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

      - any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

      -     any other material terms of the series.

      Holders of shares of preferred stock will not have preemptive rights.

COMMON STOCK

      All the outstanding shares of our common stock are fully paid and nonassessable and entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of common stock are not entitled to cumulative votes in the election of our directors.

      The transfer agent and registrar for the common stock is EquiServe Trust Company, Providence, Rhode Island.

CLASS B COMMON STOCK

      Our class B common stock is identical in every respect with our common stock, except that (a) each share of class B common stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of common stock is entitled to only one vote, (b) the cash dividends, if any, paid with regard to a share of class B common stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to a share of common stock in that year, (c) a holder cannot transfer class B common stock, except to a limited group of Permitted Transferees (primarily close relatives of the class B stockholder, fiduciaries for the class B stockholder or for close relatives, and entities of which the class B stockholder or close relatives are majority owners), (d) each share of class B common stock may at any time be converted into one share of common stock, but common stock may not be converted into class B common stock, (e) amendments to provisions of our Certificate of Incorporation relating to the common stock or the class B common stock require the approval of a majority of the shares of common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding common stock and class B common stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of class B common stock may require approval of the holders of the class B common stock voting as a separate class.

      At February 14, 2003, partnerships owned primarily by trusts of which Stuart Miller, the Chairman of our Board, is a trustee and he and members of his family are the beneficiaries, owned 9,637,830 shares of class B common stock, and Stuart Miller owned 100,000 shares of class B common stock and 343,165 shares of common stock. Together, this was 99.5% of the outstanding class B common stock and 31.8% of the outstanding common stock of both classes. Stuart Miller has the power to vote the shares owned by the partnerships. Those shares, together with the shares Stuart Miller owned directly, gave him the power to cast 81.6% of the total votes which could be cast by the holders of both classes of common stock.

      The existence of class B common stock, which has substantially greater voting rights than the common stock, probably would discourage non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. The ownership of class B common stock by Miller entities and Stuart Miller would make it impossible for anyone to acquire voting control of us as long as that class B common stock represents at least 9.1% of the combined common stock of both classes and the total outstanding class B common stock is at least 10% of the combined common stock of both classes (if at any time the outstanding shares of class B common stock are less than 10% of the outstanding shares of both classes of common stock taken together, the class B common stock will automatically be converted into common stock).

                        DESCRIPTION OF DEPOSITARY SHARES

      We may issue depositary receipts representing interests in shares of particular series of preferred stock, which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

      While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

      Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

      Withdrawal of Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

      Redemption of Depositary Shares. Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

      Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

      Liquidation Preference. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of preferred stock which is represented by the depositary share.

      Conversion. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of preferred stock to which the depositary shares relate could at the time be converted.

      Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

      - all outstanding depositary shares to which it relates have been redeemed or converted or

      - the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

      Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

                            DESCRIPTION OF GUARANTEES

      We may guarantee debt securities, preferred stock or other securities issued by our subsidiaries or others. Our guarantee may be total or may be limited to particular amounts or to particular obligations under the guaranteed securities. If the issuance of the guaranteed securities must be registered under the Securities Act of 1933, as amended, the prospectus relating to the guaranteed securities will also constitute a prospectus supplement regarding our guarantee. That prospectus/prospectus supplement will include a description of the nature and the extent of our guarantee.

                                  LEGAL MATTERS

      Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, will pass upon the validity of the securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

                                     EXPERTS

      Our consolidated financial statements as of November 30, 2002 and 2001, and for each of the three years in the period ended November 30, 2002, and the related financial statement schedules, that are incorporated by reference into this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in our Annual Report on Form 10-K for the year ended November 30, 2002, and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The combined financial statements of Lennar Land Partners and Lennar Land Partners II as of November 30, 2002 and 2001, and for each of the three years in the period ended November 30, 2002 that are incorporated by reference into this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in our Annual Report on Form 10-K for the year ended November 30, 2002, and have been so incorporated by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

      The financial statements of Madison Square Company LLC as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 that are incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing in our Annual Report on Form 10-K for the year ended November 30, 2002, and have been so incorporated by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-13223:

                  (a) our Annual Report on Form 10-K for the fiscal year ended
            November 30, 2002;

                  (b) our definitive proxy statement filed March 12, 2003; and

                  (c) the description of our common stock contained in our
            registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendment, or reports filed for the purpose of updating that description.

      Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

      We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to LNR Property Corporation, 1601 Washington Avenue, Miami Beach, Florida 33139, Attention: Director of Investor Relations (Telephone:
305-695-5500).

                               INFORMATION WE FILE

      We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee -- Securities and Exchange Commission........     $40,450
Accounting fees and expenses..................................       5,000(1)
Legal fees and expenses.......................................       5,000(1)
Trustees' fees and expenses...................................       5,000(1)
Miscellaneous.................................................      19,550

Total                                                              $75,000
                                                                   =======

----------------
      (1) Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by Section 145 of the General Corporation Law of Delaware, our Certificate of Incorporation provides that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16   EXHIBITS

            2(a)  Certificate of Incorporation of the Company dated June 6, 1997
                  - incorporated by reference to Form 10, File number 1-13223, filed July 31, 1997.

            2(b) Amendment to Certificate of Incorporation of the Company dated July 25, 1997 - incorporated by reference to Form 10, File number 1-13223, filed July 31, 1997

            2(c) Amendment to Certificate of Incorporation of the Company effective February 27, 2001.

            2(d) By-laws of the Company - incorporated by reference to Form 10, File number 1-13223, filed July 31, 1997.

            2(e)  Amendment to By-laws of the Company adopted January 16, 2003.

            4 Indenture dated as of January 25, 1999, between the Company and the Bank of New York - incorporated by reference to the Company's Registration Statement on Form S-3, File number 333-67929, filed November 25, 1998.

            5     Opinion of Counsel.

            12 Statements of computation of ratios of earnings to fixed charges - incorporated by reference to Report on Form 10-K for the year ended November 30, 2002, File number 1-13223.

            23    Consents

                  (i).   Clifford Chance US LLP (counsel)--included in Exhibit 5

                  (ii).  Deloitte & Touche LLP (accountants)

                  (iii). Deloitte & Touche LLP (accountants)

                  (iv).  Ernst & Young LLP (accountants)

ITEM 17   UNDERTAKINGS

            The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i). To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii). To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii). To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of LNR's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (5) That, (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities

Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of LNR pursuant to the foregoing provisions, or otherwise, LNR has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by LNR of expenses incurred or paid by a director, officer or controlling person of LNR in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, LNR will, unless in the opinion of counsel for LNR the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on April 11, 2003.

                                    LNR PROPERTY CORPORATION

                                    By: /s/ Jeffrey P. Krasnoff
                                       -----------------------------------------
                                       Jeffrey P. Krasnoff
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey P. Krasnoff, Shelly Rubin, Zena Dickstein and Steven N. Bjerke his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

      Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                  TITLE(S)                         DATE


         /s/ Jeffrey P. Krasnoff                   President, Chief Executive
         ----------------------------                 Officer and Director
             Jeffrey P. Krasnoff                  (Principal Executive Officer)          April 11, 2003

             /s/ Shelly Rubin
         ----------------------------             Vice President and Chief
                 Shelly Rubin                         Financial Officer
                                                  (Principal Financial Officer)          April 11, 2003

           /s/ Steven N. Bjerke
         ----------------------------                       Controller
               Steven N. Bjerke                   (Principal Accounting Officer)         April 11, 2003

           /s/ Stuart A. Miller
         ----------------------------
               Stuart A. Miller                              Director                    April 11, 2003

           /s/ Brian L. Bilzin
         ----------------------------
               Brian L. Bilzin                               Director                    April 11, 2003

         /s/ Charles E. Cobb, Jr.
         ----------------------------
             Charles E. Cobb, Jr.                            Director                    April 11, 2003

          /s/ Edward T. Fotte II
         ----------------------------
              Edward T. Foote II                             Director                    April 11, 2003

           /s/ Stephen E. Frank
         ----------------------------
               Stephen E. Frank                              Director                    April 11, 2003

             /s/ Connie Mack
         ----------------------------
                 Connie Mack                                 Director                    April 11, 2003

          /s/ Steven J. Saiontz
         ----------------------------
              Steven J. Saiontz                              Director                    April 11, 2003


                                      S-2